Exhibit 99

[LOGO] RPC
       An Oil & Gas Services Company

FOR IMMEDIATE RELEASE

         RPC, Inc. To Announce Second Quarter 2005 Financial Results and
                    Host a Conference Call on July 27, 2005

ATLANTA, July 14, 2005 -- RPC Incorporated (NYSE: RES) announced today that it will release its financial results for the second quarter ended June 30, 2005 on Wednesday, July 27, 2005 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, July 27, 2005 at 8 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (888) 744-3690 or (706) 643-1513 for international callers. For interested individuals unable to join the call, a replay will be available until midnight on August 3, 2005 by dialing (800) 642-1687 or (706) 645-9291, conference ID 7841170. This call also will be broadcast and archived on the company's investor Web site at http://www.rpc.net. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

RPC, an oil and gas services company, provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets. RPC's oil and gas services operating business units include Cudd Pressure Control, Patterson Services, and Bronco Oilfield Services. RPC's investor Web site can be found on the Internet at www.rpc.net.

For information about RPC, Inc. and/ or this event, please contact:

Ben Palmer
Chief Financial Officer
404.321.2140
irdept@rpc.net

Jim Landers
Corporate Finance
404.321.2162
jlanders@rpc.net

                                                                     www.rpc.net